FOR IMMEDIATE RELEASE

Arkona Contact:                             CCG Investor Relations Contact:
Dave Jenkins                                Mark Collinson
ARKONA, Inc.                                CCG Investor Relations
801-501-7109                                310-477-9800
dave.jenkins@ARKONA.com                     mark.collinson@ccgir.com

                 ARKONA POSTS SECOND QUARTER FISCAL 2007 RESULTS

         Further gains in Market Share and Increased Financial Strength
          Conference Call Scheduled for Today, 12:00 noon Eastern Time

Salt Lake City, Utah. November 13, 2006. Arkona, Inc. (OTCBB: ARKN), a leader in supplying fully integrated on-demand business management solutions to automotive and powersports dealerships, today announced financial results for its fiscal second quarter ending September 30, 2006. Financial information for the second quarter of fiscal year ending September 30, 2005 contained in this press release has been restated as described on the Current Report on Form 8-K filed by the Company on August 11, 2006.

Highlights for the second fiscal quarter and six months ended September 30, 2006 included:

     o Revenues increased 14% over the quarter ended September 30, 2005, as the Company's dealer management software suite continued to gain market acceptance and capture market share from other providers;

     o Gross profit rose to $1.5 million from $1.4 million compared to the same quarter in the prior year;

     o Operating cash flows increased to $0.86 million for the six month period ending September 30, 2006 from $0.27 million in the six month period ending September 30, 2005. Cash and cash equivalents totaled $0.97 million at September 30, 2006 compared to $0.57 million at March 31, 2006.

     o The Arkona ASP solution wa s installed at 671 U.S. automobile dealer "rooftops" (defined as a single dealer location that may include dealership franchises for one or more manufacturers) at the end of September 2006, up from 495 at the end of September last year.

     o High-margin, reoccurring support revenues accounted for 59% of total revenues for the quarter compared to 50% of revenues for the same quarter in the prior year.

     o The Company completed its integration and certification process with RouteOne, the credit application software system created as a joint venture between the finance arms of General Motors, Ford, DaimlerChrysler and Toyota. The integration allows Arkona's dealers to manage customer credit application and consumer financing processes on line, and significantly improves efficiency for dealers by eliminating the need to enter data in multiple systems.

     o The Company received the Excellence in Standards Implementation Award from the STAR organization. The STAR organization supports the establishment of standards for the integration of information to support the retail automotive industry

Second Quarter Ended September 30, 2006
---------------------------------------

For the quarter ending September 30, 2006, total revenues increased to $3.14 million compared to $2.76 million in the quarter ending September 30, 2005. The increase reflects Arkona's further penetration of the dealer management system market. Gross profit increased 9%, from $1.36 million in the quarter ended September 30, 2005 to $1.49 million in the second quarter ended September 30, 2006.

Total operating expenses increased 38% in the second quarter ending September 30, 2006, to $1.50 million compared to $1.09 million in the corresponding 2005 period. The increases in costs compared to the prior year are mainly due to the increases in the Company's sales force and the number of sales offices, research and development expenses related to the advance of its software products, and the costs of stock option compensation in compliance with SFAS 123(R).

Loss before taxes for the quarter was $11,000 compared to a profit of $0.27 million in the same period a year ago. After accounting for income tax benefits of zero in the quarter and $0.37 million in the quarter ended September 30, 2005, respectively, net income was $3,675 in the quarter ending September 30, 2006, a decrease from $0.64 million posted in the same quarter in the prior year. Fully diluted earnings per share were $0.00 for the quarter ended September 30, 2006 compared to $0.02 in the same quarter last year.

Six Months Ended September 30, 2006
-----------------------------------

For the six months ending September 30, 2006, total revenues increased to $6.10 million compared to $5.28 million in the six months ending September 30, 2005. Gross profit increased 17%, from $2.52 million in the six months ended September 30, 2005 to $2.95 million in the six months ended September 30, 2006. Total operating expenses increased 40% in the six months ending September 30, 2006, to $2.89 million compared to $2.06 million in the corresponding 2005 period. Income before taxes for the six month period was $74,000 compared to $0.45 million in the same period a year ago. After accounting for income tax benefits of $36,400 in the six month period and $0.63 million in the six months ended September 30, 2005, respectively, net income was $0.11 million in the six month period ending September 30, 2006, a decrease from $1.08 million posted in the same six month period in the prior year. Fully diluted earnings per share were $0.00 for the six months ended September 30, 2006 compared to $0.03 in the same period last year.

Arkona's Chief Executive Officer, Alan Rudd, said, "our sales continue to increase and we continue to take market share. Our recurring revenues from our installed base is also increasing and providing a more solid base to our revenues. However, the time to closure from our sales pipeline is still longer than we anticipated when we increased staffing to enhance our sales force and our customer service infrastructure. The uncertainty amongst dealers, especially those representing domestic OEMs, is likely to be affecting that time to closure, as are uncertainties created by the recent business combination transaction between our competitors Reynolds & Reynolds and Universal Computer Systems. Despite that, we are encouraged by the levels of interest we are seeing in the market and the fact that purchase decisions are now being made. The fact that the number of installations completed during October, the first month of our quarter ended December 31, 2006, exceeded those completed during each month of the prior quarter is an early indication that momentum may be picking up."

Conference call and webcast scheduled for today, 12:00 noon Eastern Time
------------------------------------------------------------------------

Alan Rudd, Chairman and Chief Executive Officer, and Lee Boardman, Chief Financial Officer, are scheduled to discuss results for the 2007 second quarter, ended September 30, in a conference call and webcast on Monday, November 13, at 10:00 a.m. Mountain Time (9:00 a.m. Pacific; 12:00 noon. Eastern).

To participate in Arkona's conference call live by telephone, please dial (800) 289-0544 (toll-free/domestic) or (913) 981-5533 (toll/international) approximately ten to fifteen minutes prior to the start time for registration, and reference the conference code 5848121. A webcast of the event can also be monitored by clicking on the webcast link on the Company's Web site, on the Investors Information page, at: http://www.ARKONA.com/company/investors.php.

About Arkona, Inc. Founded in 1996, Arkona is a leading supplier of fully integrated business management solutions for automotive and powersports dealerships. The Company's application service provider or ASP model provides state-of-the-art technology and high-level technical support and training at low cost. The Company serves dealerships representing every major car manufacturer throughout all regions of the United States. Arkona's Dealer Management System
(DMS) also offers technologically advanced e-business solutions for automotive dealers that fully integrate back-office systems with a retail Web presence. Arkona's DMS supports all major back-office functions including accounting, payroll and sales management. The Arkona DMS is based on flexible, industry standard technology. For more information visit the company's Web site at www.ARKONA.com.

Forward-Looking Statements
--------------------------

This news release contains forward-looking statements made in reliance upon the safe harbor provision of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by these statements. Forward-looking statements may include statements addressing future financial and operational results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that revenue will not grow in the current quarter, as expected, because of the entry of new competitors into the market or the intensification of competition generally, continued slowing of our sales cycle, factors harming the economy generally or automobile dealers specifically, operational or intellectual property issues and other factors, and the risk that net profits will not expand or that the company will cease to be profitable because of potential decreases in gross margins as competition expands, potential increases in travel, labor and hosting expenses, and unexpected litigation or transactional expenses. In addition, other risks are identified in the company's most recent Annual Report on Form 10-KSB, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

                            (financial tables follow)


                                  ARKONA, INC.

                       Condensed Statements of Operations

                                          Three Months Ended               Six Months Ended
                                       30-Sep-06       30-Sep-05       30-Sep-06      30-Sep-05
                                      (Un-audited)   (Un-audited    (Un-audited)    (Un-audited
                                                     and Restated)                  and Restated)

                                     ------------    ------------    ------------   ------------

Revenues                             $  3,140,377    $  2,761,709    $  6,105,883   $  5,282,254

Cost of Sales                           1,649,184       1,398,202       3,159,189      2,763,808
                                     ------------    ------------    ------------   ------------
Gross Profit                            1,491,193       1,363,507       2,946,694      2,518,446
                                     ------------    ------------    ------------   ------------
Operating Expenses:
     Sales, marketing & general
         administrative                 1,247,628         821,210       2,416,401      1,561,399
     Research and development             255,099         269,187         472,382        498,513
                                     ------------    ------------    ------------   ------------
Total Operating Expenses                1,502,727       1,090,397       2,888,783      2,059,912
                                     ------------    ------------    ------------   ------------

Operating (Loss) Income                   (11,534)        273,110          57,911        458,534

Other Income (Expense)                     15,209          (1,984)         16,262         (3,685)
                                     ------------    ------------    ------------   ------------

Net Income Before Taxes                     3,675         271,126          74,173        454,849

Income Tax Benefit                        373,332          36,400         626,312
                                     ------------    ------------    ------------   ------------

Net Income                           $      3,675    $    644,458    $    110,573   $  1,081,161
                                     ============    ============    ============   ============


Basic Earnings per Common Share:
     Operating Income                $    (0.0004)   $      0.008    $      0.002   $      0.014
     Net Income                      $     0.0001    $      0.020    $      0.003   $      0.034
     Ave. Shares Outstanding           32,511,931      32,231,652      32,501,867     32,201,185

Diluted Earnings per Common Share:
     Operating Income                $    (0.0003)   $      0.007    $      0.001   $      0.012
     Net Income                      $     0.0001    $      0.016    $      0.003   $      0.028
     Ave. Shares Outstanding           39,272,132      39,212,465      39,348,721     39,017,673




                                     (more)

                                  Arkona, Inc.

                            Condensed Balance Sheets


                                                  30-Sep-06      31-Mar-06
                                                (Un-audited)      (Audited)
                                                ------------    ------------
 ASSETS
      Current Assets:
        Cash and cash equivalents               $    973,616    $    570,766
        Accounts receivable, net of allowance        819,652         904,001
        Prepaid expenses                              93,462          73,693
        Notes receivable - current portion           114,315          77,324
        Other                                          9,346           1,899
                                                ------------    ------------
     Total Current Assets                          2,010,391       1,627,683
                                                ------------    ------------
     Property & Equipment, net of
        accumulated depreciation                     728,762         623,505
                                                ------------    ------------
     Other Assets:
        Deferred tax assets                        1,596,400       1,560,000
        Capitalized software costs, net of
             accumulated amortization              1,376,161       1,215,041
        Other intangible assets, net of
           accumulated amortization                  233,042         233,042
        Security deposits                             44,400          75,690
        Long-term notes receivable                    48,782          40,192
                                                ------------    ------------
     Total Other Assets                            3,298,785       3,123,965
                                                ------------    ------------
TOTAL ASSETS                                    $  6,037,938    $  5,375,153
                                                ============    ============

LIABILITIES & STOCKHOLDERS' EQUITY
     Current Liabilities:
        Accounts payable                        $    202,225    $    159,901
        Accrued liabilities                          421,539         411,230
        Deferred revenue - current portion           688,991         434,019
        Note payable - related party                  50,000          50,000
        Notes payable - current portion               98,237          62,563
                                                ------------    ------------
     Total Current Liabilities                     1,460,992       1,117,713
                                                ------------    ------------

     Long-term Notes Payable                         220,405         166,123
     Long-term Deferred Revenue                      266,034         287,743
                                                ------------    ------------
     Total Liabilities                             1,947,431       1,571,579
                                                ------------    ------------
     Stockholders' Equity:
        Preferred stock ($.001 par value)                575             575
        Common stock ($.001 par value)                32,549          32,490
        Additional paid in capital                23,650,220      23,479,767
        Unearned compensation                         (5,848)
        Accumulated deficit                      (19,592,837)    (19,703,410)
                                                ------------    ------------
     Total Stockholders' Equity                    4,090,507       3,803,574
                                                ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $  6,037,938    $  5,375,153
                                                ============    ============

                                     (more)

                                  ARKONA, INC.

                       Condensed Statements of Cash Flows

                                                   Six Months Ended
                                               30-Sep-06      30-Sep-05
                                              (Un-audited)  (Un-audited
                                                            and Restated)
                                              -----------    -----------
N
Cash Flows Provided By Operating Activities:
     Net income                                $   110,573    $ 1,081,161
     Adjustments to reconcile net income
         to net cash provided by
         operating activities:
         Depreciation and amortization             302,211        234,078
         Bad debt expense                           77,079          5,500
         (Gain) Loss on asset disposition           (5,990)           623
         Stock-based compensation                  157,460          3,340
         Deferred income tax                       (36,400)      (626,312)
         Changes in assets & liabilities:
              Accounts receivable                    7,270       (226,693)
              Prepaid expense                      (19,769)       (32,763)
              Security deposits                     31,290         13,205
              Notes receivable                     (45,581)       (79,796)
              Other assets                          (7,447)         3,300
              Accounts payable                      42,324        (71,327)
              Accrued liabilities                   10,309          9,421
              Deferred revenue                     233,263        (43,830)
                                               -----------    -----------
Net Cash Provided By Operating Activities          856,592        269,907
                                               -----------    -----------
Cash Flows Used In Investing Activities:
     Additions to equipment                       (227,783)      (249,643)
     Software development costs                   (334,815)      (139,664)
                                               -----------    -----------
Net Cash Used In Investing Activities             (562,598)      (389,307)
                                               -----------    -----------
Cash Flows Provided By Financing Activities:
     Proceeds from issuance of common stock         18,900         28,900
     Proceeds from notes payable                    89,956        155,914
                                               -----------    -----------
Net Cash Provided By Financing Activities          108,856        184,814
                                               -----------    -----------

Net Increase in Cash and Cash Equivalents          402,850         65,414

Beginning Cash Balance                             570,766        141,179
                                               -----------    -----------
Ending Cash Balance                            $   973,616    $   206,593
                                               ===========    ===========

                                      # # #